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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-45028) and Forms S-8 (Nos. 333-92337, 333-80501,
333-85107 and 333-26015) of Verso Technologies, Inc. of our report dated June 8, 2000 relating to the financial statements of MessageClick, Inc., which appears in the Current Report on Form 8-K/A of Verso Technologies, Inc. dated February 1, 2001.


PricewaterhouseCoopers LLP
New York, New York
February 1, 2001